Strategic Partners Asset Allocation Funds
For the period ended 01/31/04
File number 811-08915

SUB-ITEM 77D
Policies With Respect to Security Investment

JENNISON DRYDEN FUNDS
STRATEGIC PARTNERS FUNDS

Supplement dated January 14, 2004
_________________________________________________________________________

The following amends the section of each Prospectus entitled
"How the Fund is Managed - Portfolio Manager" or "How the
Trust is Managed - Advisers and Portfolio Managers":

	Effective as of January 13, 2004, Tom Kolefas has been replaced as a portfolio manager. David A. Kiefer is the portfolio manager of the value portion of the Jennison 20/20 Focus Fund. Mr. Kiefer joins Avi Z. Berg as a portfolio manager of the Jennison Value Fund and the value portions of the Strategic Partners Asset Allocation
Funds listed below.

	David A. Kiefer, CFA, is a Senior Vice President of Jennison, which he joined in September 2000. He joined Prudential's management training program in 1986. From
1988 to 1990, Mr. Kiefer worked at Prudential Power Funding Associates, making loans to the energy industry. He then left to attend business school, rejoining Prudential in equity asset management in 1992. Mr. Kiefer became a portfolio
manager in 1994 at Prudential.   Mr. Kiefer earned a B.S.
from Princeton University and an M.B.A. from Harvard Business
School.

Avi Z. Berg is a Vice President of Jennison, which he joined in January 2001. Prior to joining Jennison, he was with Goldman Sachs Asset Management from 1997 to 2000 as an Equity Research Associate for their small and mid cap value funds. From 1995 to 1997, Mr. Berg worked in equity research at Schroder Wertheim & Co. and Fir Tree Partners. From 1991 to 1995, he was a consultant with Price Waterhouse LLP.
Mr. Berg received his A.B. in Economics magna cum laude from Harvard University in 1991 and his M.B.A. in Finance and Accounting with honors and distinctions from Columbia Business School in 1997.

Listed below are the names of the Jennison Dryden and Strategic Partners Funds and the dates of the Prospectuses to which this Supplement relates.


Name of Fund						Prospectus Date
Jennison 20/20 Focus Fund				March 31, 2003
Strategic Partners Asset Allocation Funds		October 2, 2003
	Strategic Partners Conservative Growth Fund
	Strategic Partners Moderate Growth Fund
	Strategic Partners High Growth Fund
Jennison Value Fund					December 30, 2002